Exhibit 99.1

Continental Airlines Signs Long-Term Full Content Agreement

with Worldspan

ATLANTA, April 3, 2006—Global travel technology leader Worldspan, L.P. today announced that it has signed a new five-year content distribution agreement with Continental Airlines, the world’s sixth largest airline.

In conjunction with the agreement, Worldspan has developed two new optional products to introduce into the marketplace. Through this new agreement, agencies will have the opportunity to access Continental Airlines’ comprehensive published fares, inventory, and availability. This includes all published fares that the airline sells through continental.com, any third party website or other distribution system, as well as private fares, where applicable. This new agreement is expected to be implemented this summer.

“Worldspan’s advanced technology and global reach made them a logical selection to become a long-term distributor of Continental’s fares and inventory to a highly valued customer base,” said Jim Compton, executive vice president of marketing for Continental Airlines. “Worldspan has also proven to be the most creative GDS at developing a distribution model that allows all the stakeholders to win. In today’s highly competitive marketplace with an abundance of low fares, Worldspan has delivered sustainable distribution economics. This agreement represents an integral part of our sales and distribution strategy of providing broad access to our fares and inventory to travel agencies while closely managing our distribution expenses.”

“We are delighted to partner with Continental Airlines in distributing their products and services,” said Rakesh Gangwal, chairman, president and chief executive officer for Worldspan. “Worldspan is fully committed to being the content provider of choice to our travel agency community.”

Continental Airlines is a Worldspan Airline Source® participant, the highest level of connectivity for airlines worldwide through the Worldspan GDS.

About Worldspan L.P.

Worldspan is a leader in travel technology services for travel suppliers, travel agencies, e-commerce sites and corporations worldwide. Utilizing some of the fastest, most flexible and efficient networks and computing technologies, Worldspan provides comprehensive electronic data services linking approximately 800 travel suppliers around the world to a global customer base. Worldspan offers industry-leading Fares and Pricing technology such as Worldspan e-Pricing®, hosting solutions, and customized travel products. Worldspan enables travel suppliers, distributors and corporations to reduce costs and increase productivity with technology like Worldspan Go!® and Worldspan Trip Manager® XE. Worldspan is headquartered in Atlanta, Georgia. Additional information is available at worldspan.com.

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Statements in this release and any exhibits hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Worldspan, L.P. (“the Company”) on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:  the Company’s revenue being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; airlines altering their content or changing the pricing of such content; or other changes within, or that may affect the travel industry or the Company. More information on potential risks and uncertainties is available in the Company’s recent filings with the Securities and Exchange Commission, including the Company’s annual Form 10-K report, Forms 10-Q, Forms 8-K and Form S-4.

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MEDIA CONTACT:

Worldspan: Erin Hadaway, 770-563-6545, erin.hadaway@worldspan.com